Exhibit 10.53

RELIANT ENERGY, INC.

2002 LONG-TERM INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

Pursuant to this Award Agreement, RELIANT ENERGY, INC. (formerly, Reliant Resources, Inc.) (the “Company”) hereby grants to «legal_name» (the “Optionee”), a Director of the Company, on «grant_date» (the “Grant Date”), a right (the “Option”) to purchase from the Company «award» shares of Common Stock of the Company at «strike» per share (the “Exercise Price”), pursuant to the Reliant Energy, Inc. 2002 Long-Term Incentive Plan (the “Plan”), with such number of shares and such price per share being subject to adjustment as provided in Section 15 of the Plan, and further subject to the following terms and conditions:

1. Relationship to the Plan; Definitions. This Option is subject to all of the terms, conditions and provisions of the Plan and administrative interpretations thereunder, if any, which have been adopted by the Committee thereunder and are in effect on the date hereof. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the Plan. To the extent that any provision of this Award Agreement conflicts with the express terms of the Plan, it is hereby acknowledged and agreed that the terms of the Plan shall control and, if necessary, the applicable provisions of this Award Agreement shall be hereby deemed amended so as to carry out the purpose and intent of the Plan. References to the Optionee herein also include the heirs or other legal representatives of the Optionee. For purposes of this Award Agreement:

“Disability” means a physical or mental impairment of sufficient severity such that the Participant can no longer serve as a Director.

“Option Period” means the period commencing upon the Optionee’s receipt of this Award Agreement and ending on the date on which the Option expires pursuant to Section 3(a).

“Option Shares” means the shares of Common Stock covered by this Award Agreement.

“Retire” or “Retirement” means termination of service as a Director at the end of a term or resignation from the Board as a result of reaching a maximum age as established in the Company’s bylaws.

2. Exercise and Vesting Schedule.

(a) This Option shall become exercisable in three cumulative annual installments, as follows:

(i) «vest_one» of the Option Shares shall become exercisable on «date_one»,

(ii) an additional «vest_two» of the Option Shares shall become exercisable on «date_two», and

(iii) the remaining «vest_three» Option Shares shall become exercisable on «date_three»;

provided, however, that the Optionee must be in continuous service as a Director through the date of exercisability of each installment in order for the Option to become exercisable with respect to additional shares of Common Stock on such date.

(b) This Option shall become fully exercisable, irrespective of the limitations set forth in subparagraph (a) above, upon termination of service as a Director due to death, Disability, or Retirement, provided that prior to such termination the Optionee had been in continuous service as a Director.

3. Expiration of Option.

(a) Expiration of Option Period. The Option Period for vested Options shall expire on «expiration».

(b) Termination of Service Due to Death or Disability. Upon termination of service as a Director by the Optionee due to death or Disability, the vested Option shall expire upon the earlier of one year following the date of termination of service or expiration of the Option Period.

(c) Termination Due to Retirement. Upon termination of service as a Director by the Optionee because of Retirement, the vested Option shall expire upon the earlier of three years following the date of termination of service or expiration of the Option Period.

(d) Termination of Service for Other Reasons. Upon termination of service as a Director by the Optionee for any reason other than death, Disability or Retirement, the portion of the Option not exercisable shall expire immediately, and the portion of the Option exercisable upon termination shall expire upon the earlier of 90 days following the date of termination of service as a Director or the expiration of the Option Period.

(e) Death Following Termination of Employment. Notwithstanding anything herein to the contrary, in the event the Optionee dies following termination of service as a Director but prior to the expiration of the Option pursuant to this Section 3, the portion of the Option exercisable upon the Optionee’s death shall expire one year following the date of the Optionee’s death or, if earlier, upon the expiration of the Option Period.

4. Cash Payment Upon a Change of Control. Notwithstanding anything herein to the contrary, upon or immediately prior to the occurrence of a Change of Control, the Option, unless previously expired pursuant to Section 3, shall be settled by a cash payment to the Optionee equal to the difference between (i) the Fair Market Value per share of Common Stock on the date immediately preceding the date on which the Change of Control occurs and (ii) the Exercise Price of the Option, multiplied by the total number of unexercised Option Shares, regardless of whether such

Option Shares have become exercisable under Section 2. Such cash payment shall satisfy the rights of the Optionee and the obligations of the Company under this Award Agreement in full.

5. Exercise of Option. Subject to the limitations set forth herein and in the Plan, this Option may be exercised pursuant to the procedures set forth by the Committee. Unless otherwise permitted by the Committee, upon exercise the Optionee shall provide to the Company or its designated representative, cash, check or money order payable to the Company equal to the full amount of the purchase price for any shares of Common Stock being acquired or, at the election of the Optionee, Common Stock held by such Optionee for at least six months equal in value to the full amount of the purchase price (or any combination of cash, check, money order or such Common Stock). For purposes of determining the amount, if any, of the purchase price satisfied by payment in Common Stock, such Common Stock shall be valued at its Fair Market Value on the date of exercise. Any Common Stock delivered in satisfaction of all or a portion of the purchase price shall be appropriately endorsed for transfer and assignment to the Company. The Company shall have the right to withhold applicable taxes from compensation otherwise payable to the Optionee at the time of exercise pursuant to Section 12 of the Plan.

6. Notices. For purposes of this Award Agreement, notices to the Company shall be deemed to have been duly given upon receipt of written notice by the corporate secretary of the Company at 1000 Main Street, Houston, Texas 77002, or to such other address as the Company may furnish to the Optionee. Notice of exercise of the Option must be made to the person and in the manner set forth by the Committee.

Notices to the Optionee shall be deemed effectively delivered or given upon personal, electronic, or postal delivery of written notice to the Optionee, the place of Employment of the Optionee, the address on record for the Optionee at the human resources department of the Company, or such other address as the Optionee hereafter designates by written notice to the Company.

7. Shareholder Rights. The Optionee shall have no rights of a shareholder with respect to shares of Common Stock subject to the Option unless and until such time as the Option has been exercised and vested and ownership of such shares of Common Stock has been transferred to the Optionee.

8. Successors and Assigns. This Award Agreement shall bind and inure to the benefit of and be enforceable by the Optionee, the Company and their respective permitted successors and assigns except as expressly prohibited herein and in the Plan. Notwithstanding anything herein or in the Plan to the contrary, all or a portion of the Option is transferable by Optionee to Immediate Family Members, Immediate Family Member Trusts, and Immediate Family Member Partnerships pursuant to Section 14 of the Plan.

9. Modification of Agreement. Any modification of this Award Agreement shall be binding only if evidenced in writing and signed by an authorized representative of the Company.

RELIANT ENERGY, INC.

By:
Joel V. Staff
Chairman and CEO

Director